Exhibit 23.1

Independent Auditor’s Consent

We consent to the incorporation by reference in the following documents:

1. Registration Statement No. 333-162723 on Form S-3 of Olympic Steel, Inc.;

2. Registration Statement No. 333-143900 on Form S-8 pertaining to the Olympic Steel, Inc. 2007 Omnibus Incentive Plan;

3. Registration Statement No. 333-118335 on Form S-8 pertaining to the Olympic Steel, Inc. Stock Option Plan;

4. Registration Statement No. 333-97175 on Form S-8 pertaining to the Olympic Steel, Inc. Employee Stock Purchase Plan; and

5. Registration Statement No. 333-10679 on Form S-8 pertaining to the Olympic Steel, Inc. Stock Option Plan;

of our report dated January 21, 2011, with respect to the consolidated balance sheet of Chicago Tube and Iron Company as of November 30, 2010 and the related consolidated statements of income, shareholders’ equity and cash flows for the year ended November 30, 2010 appearing in Olympic Steel Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 15, 2011.

/s/ Clifton Gunderson LLP

Peoria, Illinois

September 15, 2011